Exhibit 99.1

Strayer Education, Inc. Reports Fourth Quarter and Full Year 2013 Revenues and Earnings; Winter Term 2014 Enrollments; and Completion of Restructuring

HERNDON, Va.--(BUSINESS WIRE)--February 21, 2014--Strayer Education, Inc. (Nasdaq: STRA) today announced financial results for the three months and year ended December 31, 2013. Financial highlights are as follows:

Three Months Ended December 31

  Revenues for the three months ended December 31, 2013 decreased 13% to $124.1 million compared to $141.9 million for the same period in 2012, principally due to lower enrollment and partly offset by higher revenue per student.
  Loss from operations was ($30.1) million for the three months ended December 31, 2013 compared to income from operations of $28.7 million for the same period in 2012. Loss from operations includes $54.7 million in expense related to the Company’s previously announced restructuring. Excluding these charges, income from operations was $24.6 million for the three months ended December 31, 2013. Operating margin was -24.3% as reported, or 19.8% excluding the restructuring charges, compared to 20.2% in 2012.
  Net loss was ($19.0) million for the three months ended December 31, 2013 compared to net income of $16.6 million for the same period in 2012. Net loss for the quarter includes approximately $33.0 million in after tax charges related to the previously announced restructuring. Excluding these charges, net income was $14.0 million.
  Diluted loss per share was ($1.80) compared to diluted earnings per share of $1.47 for the same period in 2012. Diluted loss per share for the quarter includes $3.12 per share in after tax charges related to the previously announced restructuring. Excluding these charges, diluted earnings per share was $1.32. Diluted weighted average shares outstanding decreased 7% to 10,557,000 from 11,314,000 for the same period in 2012.

Year Ended December 31

  Revenues for the year ended December 31, 2013 decreased 10% to $503.6 million compared to $562.0 million for the same period in 2012, principally due to lower enrollment.
  Income from operations was $32.7 million for the year ended December 31, 2013 compared to $113.6 million for the same period in 2012, a decrease of 71%. Income from operations in 2013 includes $54.7 million in expense related to the Company’s previously announced restructuring. Excluding these charges, income from operations was $87.4 million. In 2013, operating income margin was 6.5% as reported, or 17.4% excluding the restructuring charges, compared to 20.2% in 2012.
  Net income was $16.4 million for the year ended December 31, 2013 compared to $65.9 million for the same period in 2012, a decrease of 75%. Net income for 2013 includes approximately $33.0 million in after tax charges related to the previously announced restructuring. Excluding these charges, net income was $49.3 million.
  Diluted earnings per share was $1.55 compared to $5.76 for the same period in 2012, a decrease of 73%. Diluted earnings per share for the year includes $3.10 per share in after tax charges related to the previously announced restructuring. Excluding these charges, diluted earnings per share was $4.64. Diluted weighted average shares outstanding decreased 7% to 10,624,000 from 11,440,000 for the same period in 2012.

Balance Sheet and Cash Flow

At December 31, 2013, the Company had cash and cash equivalents of $94.8 million. The Company generated $84.1 million in cash from operating activities in 2013 compared to $82.1 million during the same period in 2012. Capital expenditures in 2013 were $8.7 million compared to $24.7 million for the same period in 2012.

The Company is party to a revolving credit and term loan agreement. This credit facility, which is secured by the assets of the Company, provides for a $125.0 million term loan facility and $100.0 million revolving credit facility with a maturity date of December 31, 2016. At December 31, 2013, the Company had $121.9 million outstanding under its term loan and no outstanding balance under its revolving credit facility.

The company had $70.0 million of share repurchase authorization remaining at December 31, 2013. No shares were purchased in the fourth quarter of 2013.

For the fourth quarter of 2013, bad debt expense as a percentage of revenues was 4.8% compared to 4.5% for the same period in 2012. Days sales outstanding was 14 days at the end of the fourth quarter of 2013, compared to 15 days at the end of the fourth quarter of 2012.

Student Enrollment

Total enrollment at Strayer University for the 2014 winter term decreased 14% to 41,098 students compared to 47,926 students for the same term in 2013. Across the Strayer University campus and online system, new student enrollments decreased 2% while continuing student enrollments decreased 17%.

Restructuring

As previously announced, Strayer University implemented a restructuring during the fourth quarter of 2013. This restructuring, which resulted in a charge of approximately $55 million in the fourth quarter, is expected to reduce annual operating expenses by an estimated $50 million beginning in 2014. Approximately $6 million of the charge reduced cash flow from operating activities in the fourth quarter.

As part of this restructuring, Strayer University closed approximately 20 physical locations predominantly in the Midwest. As previously announced, these closures affect approximately 5% of the University’s enrollment or about 2,300 students in the fall term. Affected students, a majority of whom were already taking 100% of their classes online, have been offered support to continue their education online.

Of the $55 million fourth quarter charge, approximately $48 million was for lease and related facility closure expenses and $7 million for personnel-related expenses.

2014 Annual Meeting of Stockholders

The Company announced today that its 2014 Annual Meeting of Stockholders will take place on Tuesday, May 6, 2014 at the Company’s office located at 2303 Dulles Station Blvd., Herndon, Virginia 20171. The record date for this annual meeting will be March 10, 2014.

Common Stock and Common Stock Equivalents

At December 31, 2013, the company had 10,797,464 common shares issued and outstanding, including 287,773 shares of restricted stock. The Company also had 200,000 restricted stock units outstanding, and 100,000 unvested stock options outstanding.

Conference Call with Management

Strayer Education, Inc. will host a conference call to discuss its fourth quarter 2013 earnings at 10:00 a.m. (ET) today. To participate in the live call, investors should dial (877) 303-9047 10 minutes prior to the start time. In addition, the call will be available via live webcast. To access the live webcast of the conference call, please go to www.strayereducation.com 15 minutes prior to the start time of the call to register. Following the call, the webcast will be archived and available at www.strayereducation.com.

About Strayer Education, Inc.

Strayer Education, Inc. (Nasdaq: STRA) is an education services holding company that owns Strayer University. Strayer’s mission is to make higher education achievable for working adults in today’s economy. Strayer University is a proprietary institution of higher learning that offers undergraduate and graduate degree programs in business administration, accounting, information technology, education, health services administration, public administration, and criminal justice to working adult students. Strayer University also offers an executive MBA online and corporate training programs through its Jack Welch Management Institute. Strayer University is committed to providing an education that prepares working adult students for advancement in their careers and professional lives. Founded in 1892, Strayer University is based in Washington, D.C. and accredited by the Middle States Commission on Higher Education.

For more information on Strayer Education, Inc. visit www.strayereducation.com and for Strayer University visit www.strayer.edu.

Forward-Looking Statements

This press release contains statements that are forward-looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Such statements may be identified by the use of words such as “expect,” “estimate,” “assume,” “believe,” “anticipate,” “will,” “forecast,” “plan,” “project,” or similar words. The statements are based on the Company’s current expectations and are subject to a number of assumptions, uncertainties and risks. In connection with the safe-harbor provisions of the Reform Act, the Company has identified important factors that could cause the Company’s actual results to differ materially from those expressed in or implied by such statements. The assumptions, uncertainties and risks include the pace of growth of student enrollment, our continued compliance with Title IV of the Higher Education Act, and the regulations thereunder, as well as regional accreditation standards and state regulatory requirements, rulemaking by the Department of Education and increased focus by the U.S. Congress on for-profit education institutions, competitive factors, risks associated with the opening of new campuses, risks associated with the offering of new educational programs and adapting to other changes, risks relating to the timing of regulatory approvals, our ability to implement our growth strategy, risks associated with the ability of our students to finance their education in a timely manner, and general economic and market conditions. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and in its subsequent filings with the Securities and Exchange Commission, all of which are incorporated herein by reference and which are available from the Commission. We undertake no obligation to update or revise forward-looking statements.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, which are intended to supplement, but not be a substitute for, comparable GAAP measures. Management uses, and chooses to disclose to investors, these non-GAAP financial measures because (i) such measures provide an additional analytical tool to clarify the Company’s results from operations and help to identify underlying trends in its results of operations, (ii) as to the non-GAAP earnings measures, such measures help compare the Company’s performance on a consistent basis across time periods, and (iii) these non-GAAP measures are employed by the Company’s management in its own evaluation of performance and are utilized in financial and operational decision-making processes, such as budgeting and forecasting. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may calculate non-GAAP financial measures differently, limiting their usefulness as a comparative measure across companies.

STRAYER EDUCATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share data)

	For the three months ended December 31,		For the year ended December 31,
	2012	2013	2012	2013

Revenues	$141,933	$124,084	$561,979	$503,600
Costs and expenses:
Instruction and educational support	77,685	102,041	300,098	310,446
Marketing	18,171	18,400	71,864	75,426
Admissions advisory	6,641	4,639	26,374	20,390
General and administration	10,711	29,099	50,056	64,637
Total costs and expenses	113,208	154,179	448,392	470,899
Income (loss) from operations	28,725	(30,095)	113,587	32,701
Investment income	1	1	4	2
Interest expense	1,244	1,396	4,616	5,419
Income (loss) before income taxes	27,482	(31,490)	108,975	27,284
Provision (benefit) for income taxes	10,855	(12,533)	43,045	10,859
Net income (loss)	$16,627	$(18,957)	$65,930	$16,425

Earnings (loss) per share:
Basic	$1.47	$(1.80)	$5.79	$1.55
Diluted	$1.47	$(1.80)	$5.76	$1.55

Weighted average shares outstanding:
Basic	11,276	10,510	11,390	10,584
Diluted	11,314	10,557	11,440	10,624

STRAYER EDUCATION, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands, except share and per share data)

	December 31,	December 31,
	2012	2013
ASSETS
Current assets:
Cash and cash equivalents	$47,517	$94,760
Tuition receivable, net	23,262	15,842
Income taxes receivable	4,454	-
Other current assets	14,422	16,738
Total current assets	89,655	127,340
Property and equipment, net	121,520	94,421
Deferred income taxes	3,279	17,129
Goodwill	6,800	6,800
Other assets	6,538	8,576
Total assets	$227,792	$254,266

LIABILITIES & STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$39,124	$38,527
Income taxes payable	-	2,569
Unearned tuition	494	656
Other current liabilities	281	281
Current portion of term loan	3,125	3,125
Total current liabilities	43,024	45,158
Term loan, less current portion	121,875	118,750
Other long-term liabilities	21,905	51,456
Total liabilities	186,804	215,364
Commitments and contingencies
Stockholders' equity:
Common stock, par value $0.01; 20,000,000 shares authorized; 11,387,299 and 10,797,464 shares issued and outstanding at December 31, 2012 and December 31, 2013, respectively	114	108
Additional paid-in capital	299	7,137
Retained earnings	41,311	31,629
Accumulated other comprehensive income (loss)	(736)	28
Total stockholders' equity	40,988	38,902
Total liabilities and stockholders' equity	$227,792	$254,266

STRAYER EDUCATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)

	For the year ended December 31,
	2012	2013
Cash flows from operating activities:
Net income	$65,930	$16,425
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of gain on sale of assets	(281)	(281)
Amortization of deferred rent	323	(462)
Amortization of deferred financing costs	795	780
Depreciation and amortization	23,973	35,563
Deferred income taxes	(38)	(23,435)
Stock-based compensation	5,464	9,291
Changes in assets and liabilities:
Tuition receivable, net	1,744	4,024
Other current assets	(2,130)	2,434
Other assets	(135)	494
Accounts payable and accrued expenses	5,673	(116)
Income taxes payable and income taxes receivable	(4,306)	7,799
Unearned tuition	(14,870)	2,059
Other long-term liabilities	(80)	29,518
Net cash provided by operating activities	82,062	84,093

Cash flows from investing activities:
Purchases of property and equipment	(24,733)	(8,726)
Net cash used in investing activities	(24,733)	(8,726)

Cash flows from financing activities:
Repurchase of common stock	(25,001)	(24,999)
Payments on term loan	(20,000)	(3,125)
Proceeds from term loan	47,500	-
Payments on revolving credit facility	(83,000)	-
Proceeds from revolving credit facility	63,000	-
Common dividends paid	(47,328)	-
Payment of deferred financing costs	(2,120)	-
Net cash used in financing activities	(66,949)	(28,124)
Net (decrease) increase in cash and cash equivalents	(9,620)	47,243
Cash and cash equivalents - beginning of period	57,137	47,517
Cash and cash equivalents - end of period	$47,517	$94,760

Non-cash transactions:
Purchases of property and equipment included in accounts payable	$529	$47

STRAYER EDUCATION, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited)
(Amounts in thousands, except per share data)

	For the three months ended December 31, 2013
	As Reported	Charges for Restructuring	Adjusted to Exclude Charges for Restructuring

Revenues	$124,084	$-	$124,084
Costs and expenses:
Instruction and educational support	102,041	(36,160)	65,881
Marketing	18,400	(120)	18,280
Admissions advisory	4,639	(248)	4,391
General and administration	29,099	(18,162)	10,937
Total costs and expenses	154,179	(54,690)	99,489
Income (loss) from operations	(30,095)	54,690	24,595
Investment income	1	-	1
Interest expense	1,396	-	1,396
Income (loss) before income taxes	(31,490)	54,690	23,200
Provision (benefit) for income taxes	(12,533)	21,767	9,234
Net income (loss)	$(18,957)	$32,923	$13,966
Earnings (loss) per share:
Basic	$(1.80)	$3.13	$1.33
Diluted	$(1.80)	$3.12	$1.32

	For the year ended December 31, 2013
	As Reported	Charges for Restructuring	Adjusted to Exclude Charges for Restructuring

Revenues	$503,600	$-	$503,600
Costs and expenses:
Instruction and educational support	310,446	(36,160)	274,286
Marketing	75,426	(120)	75,306
Admissions advisory	20,390	(248)	20,142
General and administration	64,637	(18,162)	46,475
Total costs and expenses	470,899	(54,690)	416,209
Income from operations	32,701	54,690	87,391
Investment income	2	-	2
Interest expense	5,419	-	5,419
Income before income taxes	27,284	54,690	81,974
Provision for income taxes	10,859	21,767	32,626
Net income	$16,425	$32,923	$49,348
Earnings per share:
Basic	$1.55	$3.11	$4.66
Diluted	$1.55	$3.10	$4.64

CONTACT:
Strayer Education, Inc.
Mark C. Brown
Executive Vice President and Chief Financial Officer
(703) 247-2514
mark.brown@strayer.edu
or
Daniel Jackson
Senior Vice President and Treasurer
(703) 713-1862
daniel.jackson@strayer.edu